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                                                                   Exhibit 10.50


                                                          ORDER NO. ____________

LESSOR:                                           LESSEE:
AMERICAN TECHNOLOGIES CREDIT, INC.                ACT MANUFACTURING, INC.
18101 Van Karman - Suite 140-255                  2 Cabot Road
Irvine, CA  92612                                 Hudson, MA (Middlesex) 01749
Telephone 714-436-6500//Facsimile 714-436-6599    Doug Greenlaw
                                                  Vice President of
                                                   Strategic Development

                         TERMS AND CONDITIONS OF LEASE

     1. LEASED PROPERTY: Subject to the following terms and conditions, American Technologies Credit, Inc. ("Lessor") hereby agrees to lease to Lessee the Hardware, Software and other Equipment ("Property") described on the Lease Schedule(s) referencing this Lease Agreement ("Agreement"), and Lessee agrees to lease the Property from Lessor. Each Schedule that the parties may from time to time enter into with respect to this Agreement incorporates the terms of the Agreement and constitutes a separate lease agreement and is referred to herein as the "Lease".

     2. TERM: This Lease, with respect to any Schedule, shall become effective upon acceptance by Lessor and the term for any Schedule(s) shall commence on the day Lessee certifies that the Property has been delivered to and is usable by Lessee ("Commencement Date"). Lessee agrees that its remedies, should it find fault with any of the Property, shall be and are solely against the manufacturer/vendor/licensor ("Supplier") and not against Lessor. This Lease shall give Lessee the right to use the Property at the location(s) delineated on the Schedule(s). The initial base term of the Lease shall be as indicate don the respective Schedule(s) and shall be calculated from the first day of the calendar quarter following the Commencement Date ("Base Lease Term"). A calendar quarter means a three-month period commencing on January 1, April 1, July 1, and October 1 of any calendar year. The Base Lease Term shall be extended for an additional one-year period (the "extended Base Lease Term") at the rate delineated on the respective Schedule(s) unless Lessee provides to Lessor written notice of Lessee's election not to extend the Base Lease Term at least one hundred eighty (180) days prior to the expiration of the initial Base Lease Term. Notwithstanding the provision of Section 19 below, such written notice may be delivered to Lessor by hand or by certified mail and shall not be effective unless it is actually received by Lessor at least one hundred eighty
(1980) days prior to the expiration of the initial Base Lease Term. At the expiration of the initial Base Lease Term (or, if extended, at the expiration of the extended Base Lease Term), Lessee shall do one of t he following: (A) purchase all, but not less than all, of the Property for its then Fair Market Value ("FMV"), plus applicable sales tax; (B) promptly return all, but not less than all, of the Property and lease replacement property from Lessor which has a cost equal to or greater than the original cost of the Property; or (C) extend the Schedule for a period of one additional year at the rental rate delineated on the respective Schedule. With respect to Option (A), FMV is the price a willing buyer (who is neither a used property dealer or reseller) would pay for the Property in an arm's length transaction to a willing seller under no compulsion to sell. Such FMV shall be determined on the basis that: (i) the Property is assumed to be in the condition in which it is to be maintained under the Lease and is in complete compliance with all other terms of the Lease; (ii) the Property is assumed to be installed and/or in full service and is valued on an installed basis; and (iii) the cost of removal of the Property from its present location is not deducted from the valuation. If Lessee elects to purchase the Property and the parties are not able to agree on FMV at least 60 days prior to the expiration of the applicable term, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) who shall determine FMV, and the parties acknowledge and agree that such determination shall be final, binding and conclusive with respect to the parties' agree upon purchase price. Lessee shall be responsible for the cost of the appraisal. With respect to Option (B), Lessee and Lessor shall each have absolute discretion regarding their agreement or lack of agreement to the terms of a lease for replacement property. If Lessee has not elected Option (A) or (B) by the end of the initial Base Lease Term or, if extended, the extended Base Lease Term, then Option (C) shall prevail. Thereafter, this Lease will continue subject to termination by either Lessee or Lessor at the end of any month, provided at least ninety days' prior written notice is delivered to the other party. Each Schedule shall be deemed to incorporate therein those specific terms and conditions and shall have an independent initial Base Lease Term and extension period(s).
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     3.  RENTALS:  The quarterly rent payable with respect to any Schedule(s)
shall be the amount shown with respect to such Schedule(s). Lessee shall pay to Lessor the quarterly rent for each Schedule, in advance, for each quarter or any part thereof that this Lease, with respect to said Schedule(s) is in effect.
The first such payment shall be made on the first day of the calendar quarter following the Commencement Date. A pro rata portion of the quarterly rental charges based on a daily rental of one-ninetieth (1/90th) of the quarterly rental calculated from the Commencement Date to the end of the calendar quarter, shall be due and payable at the Commencement Date. If rent or any other amount is not paid within ten days of its due date, Lessee agrees to pay a late charge equal to five percent (5%) of the unpaid amount. Each month thereafter, past due amounts remaining unpaid hereunder shall bear interest at the lesser of one and one-half percent (1 1/2%) per month, compounded monthly or the maximum rate allowed by law. All rent shall be paid at the place of business of Lessor shown above or such other place as Lessor may designate by written notice to Lessee. Except as otherwise provided in this Lease, Lessee's obligation to pay rent shall be absolute and unconditional under all circumstances, notwithstanding:
(i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor for any reason whatsoever; or (ii) any defect in the title, right to use, condition, operation, fitness for use, damage or destruction of or to the Property or any interruptions or cessations in use or possession thereof for any reason whatsoever. Lessee hereby waives, to the extent permitted by law, the following rights and remedies which may be conferred upon Lessee by law: (a) right to cancel or terminate this Lease except in accordance with the express terms hereof, (b) right to revoke acceptance of the Property, (c) right to recover damages from Lessor for any breach of warrant and (d) right to recover any consequential damages whatsoever.

     4. ADDITIONS AND MODIFICATIONS: All additions and modifications to the Property become an integral part of the Property and are owned by Lessor,. Software, as described on any Schedule(s) includes all updates, revisions, upgrades, new versions, enhancements, modifications, derivative works, maintenance fixes, translations, adaptations, and copies of the foregoing or of the original version of the Software whether obtained from the Supplier, or from any source whatsoever, and references in this Lease to Software will be incorporated as references to any and all of the foregoing. All additions and modifications to the Property must be free and clear of any liens or rights of other parties.

     5. NO WARRANTIES: Lessor not being the Supplier, manufacturer, developer, publisher, distributor, or licensor of the Property, MAKES NO WARRANTIES, OR REPRESENTATIONS, EXPRESS OR IMPLIED, NOR SHALL IT BE DEEMED TO HAVE MADE ANY SUCH WARRANTIES OR REPRESENTATIONS AS TO THE MERCHANTABILITY, COMPATIBILITY, FITNESS, DESIGN, CONDITIONS, QUALITY OR CAPACITY OF THE LEASED PROPERTY, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE PROPERTY, LESSEE REPRESENTS THAT ALL OF THE PROPERTY ARE OF A SIZE, DESIGN, AND CAPACITY SELECTED BY IT, AND THAT IT IS SATISFIED THAT THE SAME IS SUITABLE FOR LESSEE'S PURPOSES. Lessor assigns to Lessee during the term of the Lease any warranty rights it may have received from the Supplier as a result of Lessor's purchase of the Property. If Lessee has any claims, regarding the Property or any other matter arising from Lessee's relationship with the Supplier, Lessee must make them against the Supplier. This provision survives termination of the Lease.

     6. USE, OPERATION AND MAINTENANCE: Lessee at its own expense, will provide a suitable place for the operation of the Property, and keep in force for the term of the Lease the best standard Supplier's maintenance agreement(s) which will cause the Supplier(s) to make all the necessary repairs, adjustments, and replacements in accordance with such maintenance agreement(s) and entitle Lessee (through Lessor, if necessary) to obtain available enhancements, upgrades and changes.

     7. RISK OF LOSS: During the period the Property is in transit, is in the possession of the Lessee, and until the Property is returned to Lessor, Lessee shall assume all responsibility for loss or damage and shall hold Lessor harmless against the same, in the event that, during the term of the Lease or until the Property shall have been returned, if any of the Property shall be confiscated, taken, requisitioned, lost, stolen, destroyed or irreparably damaged for any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"), Lessee shall immediately and fully inform Lessor, in the case of Software, the erasure, inoperability or other incapacity of the Software triggered by a preprogrammed termination or limiting design or routine embedded in the Software shall also be deemed a "Casualty Occurrence".
Following a Casualty Occurrence, on the next succeeding rent payment date, Lessee shall pay to Lessor, in addition to all past due rentals, and other amounts then late and outstanding, an
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amount equal to the Casualty Value as determined by the attached Casualty
Schedule as of the date of the Casualty Occurrence. Upon the making of such payment by Lessee, the rental for such Schedule(s) shall cease to accrue as of the date of such payment and the term of the Lease as to such Schedule(s) shall terminate. Insurance proceeds received by Lessor as the result of a Casualty Occurrence with respect to any Schedule(s) shall be applied in reduction of Lessee's obligation to pay the Casualty Value. The Casualty Value as of any rent payment date (or as of any other date on which Casualty Value is payable) shall be an amount equal to that percentage of the Purchase Price or License Fee as is set forth in the Casualty Schedule attached hereto, opposite the number of such rent payment date or such other date. The Purchase Price or License Fee of any Property shall be the total cost paid by Lessor with respect to the Property.

     8. INDEMNITY AND INSURANCE: Lessee assumes liability for, and agrees at its own expense to indemnify and defend Lessor, its employees, officers, directors and assigns, from and against any and all claims, liabilities, losses, damages, and expenses (including legal expenses) of every kind or nature (including, without limitation, claims based upon strict liability) arising out of the use, condition (including latent and other defects, whether known or unknown.

     THIS LEASE AGREEMENT AND THE APPLICABLE SCHEDULE(S) CONTAIN THE ENTIRE AGREEMENT BETWEEN LESSOR ANd LESSEE WITH RESPECT TO THE SUBJECT MATTER HEREOF. THE LEASE CAN ONLY BE MODIFIED IN WRITING, WITH SUCH MODIFICATIONS SIGNED BY A PERSON AUTHORIZED TO SIGN AGREEMENTS ON BEHALF O LESSEE AND BY AN AUTHORIZED SIGNER OF LESSOR. NO ORAL OR OTHER WRITTEN AGREEMENTS, REPRESENTATIONS OR PROMISES SHALL BE RELIED UPON BY, OR BE BINDING ON, THE PARTIES UNLESS MADE A PART OF THIS LEASE BY A WRITTEN MODIFICATION SIGNED BY AN AUTHORIZED SIGNER OF LESSEE AND LESSOR.

LESSEE:   /s/ Jeffrey B. Lavin           LESSOR:   /s/ Irene Tanilhara
        ---------------------------             ---------------------------
        Authorized Signature                    Authorized Signature

OFFER AND ACCEPTANCE:

This Lease is subject to approval and acceptance by the American Technologies Credit, Inc. Finance Committee. By signing below, the signer certifies that he has read the Agreement, INCLUDE THE REVERSE SIDE, and that he is authorized to sign this Lease on behalf of Lessee. Until this Lease has been signed by an authorized signor of Lessor, it shall constitute a firm offer by Lessee.

OFFER:

LESSEE:     ACT MANUFACTURING, INC.

By:         /s/ Jeffrey B. Lavin
            --------------------

Name/Title: Jeffrey B. Lavin, V.P. Finance
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Date:       1/15/99
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ACCEPTANCE:

LESSOR:     AMERICAN TECHNOLOGIES CREDIT, INC.

By:         /s/ Irene Tanihara
            ------------------

Name/Title: Irene Tanihara, Assiatant V.P.
            ------------------------------

Date:       1/15/99
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